Exhibit 10.9

File ref: KA/2167/22

COLLABORATION AGREEMENT

BETWEEN

TNG DIGITAL SDN. BHD.
Registration No. 201701042478 (1256651-M)

AND

GEM REWARD SDN. BHD.
Company No. 1234159-A

TNG Digital Sdn. Bhd.

Gem Reward Sdn. Bhd.

Collaboration Agreement (Execution)

COLLABORATION AGREEMENT

This Collaboration Agreement (the “Agreement”) is made between TNG Digital Sdn Bhd (“TNGD”) and the Partner (Item 4 of the Collaboration Form) on the date stated in the Item 1 of the Collaboration Form. The Partner is desirous of participating in a collaboration with TNGD the nature of which is set out in the Collaboration Form (the “Campaign”) and upon the Standard Campaign Terms and the General Terms and Conditions contained at https://www.touchngo.com.my/terms-conditions/standard-campaign-terms.

(TNGD and the Partner shall hereinafter be individually referred to as the “Party” or collectively as the “Parties”)

COLLABORATION FORM

Item		Description/Details
1.	Date of Agreement	21-Mar-2022
2.	TNGD

Company Name: TNG DIGITAL SDN. BHD.

Reg. No. 201701042478 (1256651-M)

Company Address:

Level 3A, Tower 6, Avenue 5, Bangsar South,

No. 8, Jalan Kerinchi, 59200 Kuala Lumpur.

Person In Charge: Serena Tang / Felicia See

Email Address: serena.tang@tngdigital.com.my

With CC copy to: felicia.see@tngdigital.com.my

3.	TNGD Brand and/or Business	TNGD is a payment system operator inter alia in the business of providing and/or facilitating commercial transactions through the use of its Touch ‘n Go eWallet (the “TNG eWallet”).
4.	The Partner

Company Name: GEM REWARD SDN. BHD.

Reg. No. 201701019994 (1234159A)

Company Address:

No. 29, Jalan PPU 2A,

Taman Perindustrian Pusat Bandar Puchong,

47100 Puchong, Selangor, Malaysia

Person In Charge: Mandy Wong
Email Address: mandy.wong@gemreward.club

5.	Partner’s Brand and Business	ZCITY is a brand recognised by the general public as a lifestyle rewarding app developed by GEM Reward that is both secure and convenience.
6.	Campaign Period	From 1st April 2022 to 30th June 2022
7.	Campaign Title	The Goal Hunter Campaign

2

TNG Digital Sdn. Bhd.

Gem Reward Sdn. Bhd.

Collaboration Agreement (Execution)

8.	Campaign Mechanisms

The Parties shall carry out the Campaign throughout the Campaign Period as follows:

(i)     TNG eWallet users (“User(s)”) who have received the Ringgit Malaysia Three (RM3.00) cashback voucher (“Cashback Voucher”) under The Goal Hunter Campaign shall only be able to utilise the Cashback Voucher by spending a minimum amount of Ringgit Malaysia Fifty (RM50.00) in a single receipt/transaction at the Partner’s Participating Outlets, Websites, or Mobile Applications and pay for the transaction using the TNG eWallet;

(ii)    TNGD shall credit the Ringgit Malaysia Three (RM3.00) cashback (“Cashback”) to the respective User’s TNG eWallet once the User has made the transaction at the Partner’s Participating Outlets, Websites, or Mobile Applications;

(iii)   Each User is only entitled to utilise up to three (3) ZCITY Cashback Vouchers throughout the Campaign Period; and

(iv)   The Partner shall assist TNGD in the event of any disputes or complaints with regards to the redemption of the voucher.

9.	Subsidized Amount per transaction / redemption	(i) TNGD	N/A
		(ii) The Partner	RM3.00
10.	Total Subsidized Transactions	75,000 transactions
11.	Maximum Subsidized Amount	(i) TNGD	N/A
		(ii) The Partner	RM225,000.00
12.	KPI and Targets	N/A
13.	Report Frequency	TNGD shall submit a Report on the number of successful cashback to the Partner which shall contain details of the Users’ redemption of the cashback every month throughout the Campaign Period.
14.	Payment Terms	TNGD shall invoice the Partner the Subsidized Amount based on the Report on a monthly basis during the Campaign Period, and the Partner shall pay TNGD within seven (7) working days upon the receipt of such invoice.
15.	Participating Outlets, Websites, or Mobile Applications	ZCITY App
16.	User Terms and Conditions

(i)        Minimum spend of RM50 is required to utilise this Cashback Voucher.

(ii)       This Cashback Voucher is valid for purchases on ZCITY App.

(iii)      Each User is only entitled to claim THREE (3) ZCITY Cashback Vouchers throughout the campaign period.

(iv)      Cashback Voucher claimed will be automatically utilised in the next eligible transaction & only ONE (1) Cashback Voucher can be used in a single transaction at a time and may not be used for other ongoing cashback promotions by TNGD.

3

TNG Digital Sdn. Bhd.

Gem Reward Sdn. Bhd.

Collaboration Agreement (Execution)

(v)       Cashback Vouchers claimed are non-reversible. Once claimed, users may not unclaim the voucher and choose a different one.

(vi)      Cashback amount will be credited into user’s Touch ‘n Go eWallet immediately upon successful transaction.

(vii)     Validity of each Cashback Voucher is 30 days from the point of voucher claimed. Any unused Cashback Voucher thereafter will expire.

(viii)    Cashback Vouchers are claimed on a first come first served basis. Please refer to the quantity limit for each Cashback Voucher category as summarised in the The Goal Hunter Campaign Terms and Conditions.

(ix)       This Terms and Conditions shall be further subject to and be read together with the The Goal Hunter Campaign Terms and Conditions.

17.	Additional Terms

Reputation and Customer Satisfaction

(i)    For the purposes of safeguarding and managing the reputational and other related risks of both Parties and consistent with maintaining and enhancing customer satisfaction, if TNGD shall receive or otherwise become aware of any negative reviews, comments, or complaints by any user in relation to the Campaign, TNGD may bring to the attention of the Partner selected or particularly negative reviews, comments, or complaints which in its opinion warrants remedial action.

(ii)   If such negative review, comment, or complaint shall be due to unavailability of the TNG eWallet payment acceptance, or any lack of training or inability of the Partner’s cashier or personnel to carry out the Campaign resulting in such user being denied to enjoy the Cashback, Discount, or Promotion, the Partner shall provide and bear the cost of an appropriate remedy which shall be given to such disgruntled user to ensure continued customer satisfaction. TNGD or the Partner shall mutually agree on the chosen appropriate remedy prior to reaching out to such disgruntled user to provide the appropriate remedy depending on the channel through with the negative review, comment, or complaint was received and which shall be considered on a case to case basis.

Maximum Subsidized Amount agreed by the Partner

(iii)  The Partner agrees to contribute the amount as set out in Item 11(ii) to be utilised for the collaboration and promotion with TNG eWallet for its customer.

(iv)  In the event of the Partner’s Maximum Subsidized Amount has not been fully utilised in this Campaign, the Partner agrees to use the remainder thereof to carry out other forms of promotions or campaigns for TNG eWallet.

(v)   In such event, this Agreement shall accordingly continue to subsist. The terms of any new campaign or promotion shall be mutually agreed by the parties.

4

TNG Digital Sdn. Bhd.

Gem Reward Sdn. Bhd.

Collaboration Agreement (Execution)

Promotion of the TNG eWallet

(vi)  The Partner shall:

(a)   ensure TNG eWallet as a payment acceptance method; and

(b)   apply best commercial efforts to communicate, promote and encourage its customers to participate in the Campaign and pay for the transactions using the TNG eWallet.

Inconsistency

(vii)  In the event of any inconsistency or irreconcilable conflict between the terms of this Collaboration Form and the Standard Campaign Terms and the General Terms and Conditions, the terms of this Collaboration Form shall prevail.

[ END OF THE COLLABORATION FORM ]

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TNG Digital Sdn. Bhd.

Gem Reward Sdn. Bhd.

Collaboration Agreement (Execution)

IN WITNESS WHEREOF, the Parties have executed this Collaboration Agreement as of the date first written in the Collaboration Form.

Signed for and on behalf of	)
TNG DIGITAL SDN. BHD.	)
Reg No. 201701042478 (1256651-M))
)
	)	/s/ Ignatius Ong
)
Name: Ignatius Ong
Designation: Chief Executive Officer

Witnessed by:

/s/ Kaitlyn Chew	/s/ Serena Tang

Name: Kaitlyn Chew	Name: Serena Tang
Designation: Legal Counsel	Designation: Director, Partnership and BD

Signed for and on behalf of	)
GEM REWARD SDN. BHD.	)
Company No. 1234159-A	)
)
	)	/s/ Teo Chong Chan
)
Name: Teo Chong Chan
Designation: Chief Executive Officer

Witnessed by:

/s/ Wong Hau Leng

Name: Wong Hau Leng
Designation: Project Manager

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